Exhibit 23


	CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statement Nos. 2-75088, 2-96293, 33-22154, 33-33703, 33-40729 and 33-57888.


							Arthur Andersen LLP



Minneapolis, Minnesota,
November 11, 1996
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